UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33146 (Commission File Number)	20-4536774 (IRS Employer Identification No.)
601 Jefferson Street
Suite 3400
Houston, Texas 77002
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 753-3011

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The final results of voting on each of the matters submitted to a vote of security holders during the Company’s annual meeting of shareholders held on May 20, 2010 are as follows:

		For	Withheld	Broker non-votes
1.	Election of two Class I Directors:
	Jeffrey E. Curtiss	126,834,187	925,608	13,979,642
	William P. Utt	125,138,851	2,620,944	13,979,642
     Under the Company’s Bylaws, each of the directors was elected, having received the vote of a plurality of the shares of common stock cast in person or represented by proxy at the annual meeting.

		For	Against	Abstentions
2.	Ratification of KPMG, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2010	140,436,098	1,196,453	106,886
Under the Company’s Bylaws, the selection of KPMG, LLP was ratified, having been approved by the vote of holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote.

		For	Against	Abstentions	Broker non-votes
3.	A stockholder proposal to establish a committee to review policies related to human rights to assess where the company needs to adopt and implement additional policies	44,326,318	60,642,824	22,790,653	13,979,642
Under the Company’s Bylaws, the stockholder proposal did not pass, having been approved by the vote of holders of less than a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote.

		For	Against	Abstentions	Broker non-votes
4.	A stockholder proposal to amend the Company’s equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and gender identification or expression and to substantially implement the policy	56,534,824	59,525,958	11,699,013	13,979,642
Under the Company’s Bylaws, the stockholder proposal did not pass, having been approved by the vote of holders of less than a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote.
As of the record date, March 22, 2010, there were 160,538,968 shares of common stock outstanding and entitled to vote at the meeting. On the meeting date, holders of 141,739,437 shares were present in person or by proxy.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.
Date: May 25, 2010	By:	/s/ Jeffrey B. King
Jeffrey B. King
Vice President, Public Law